 Exhibit 24

POWER OF ATTORNEY

Known all by these presents, that the undersigned, Ethara Capital LLC (the “Company”), hereby constitutes and appoints each of Clint J. Pete, Maria Flanagan, Donald R. Reynolds, Lorna A. Knick, Amy K. Hallman and Holly A. Wagner, and each of them acting alone, signing singly, the undersigned’s true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a 10% or more stockholder of Charles & Colvard, Ltd. (“Charles & Colvard”) Forms ID, 3, 4, 5, and Update Passphrase Acknowledgement (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), Schedules 13D and/or Schedules 13G (and any amendments thereto) in accordance with the 1934 Act, and the rules promulgated thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, and Update Passphrase Acknowledgement and Schedules 13D and/or Schedules 13G (and any amendments thereto), and to file timely such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; (3) enroll the undersigned in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”), and serve as an Account Administrator for the undersigned’s account in EDGAR Next; and (4) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Charles & Colvard assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

The undersigned attests and agrees that the use of an electronic signature in any authentication document that includes the undersigned signatory’s typed, conformed signature, and that is filed with or furnished to the SEC by or on behalf of the undersigned signatory, the Company or any of its affiliates, constitutes the legal equivalent of the undersigned signatory’s manual signature for purposes of authenticating the undersigned signatory’s signature to any filing or submission for which it is provided.

The attorney-in-fact will grant Ruten Bhanderi and his advisors the opportunity to review and approve in writing every SEC document prior to filing such document on its behalf.

The attorney-in-fact will promptly designate Ruten Bhanderi as an Account Administrator with respect to his EDGAR Next account.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, 5, Schedules 13D and Schedules 13G and any filings required by Edgar Next with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned, in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 03 day of September 2025.

ETHARA CAPITAL LLC

By:	/s/ Vijay Ghori
Name: Title:	Vijay Ghori Authorized Signatory

State of New York

County of New York

On this 3rd day of September 2025, _Vijay Ghori personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jordan S. McKeiver Thomas
Official Signature of Notary

Jordan S. McKeiver Thomas
Printed Name, Notary Public
New York County, New York
My commission expires 06/28/2028